UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 15, 2008

CITIZENS COMMUNITY BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-33003	20-5120010
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (715) 836-9994

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         (b)  On May 15, 2008, Director Adonis E. Talmage, age 81, retired from membership of the Board of Directors of Citizens Community Bancorp, Inc. (the "Company") and the Board of Directors of its financial institution subsidiary, Citizens Community Financial (the "Bank"), effective as of May 15, 2008.  Ms. Talmage had served on the Boards of the Directors of the Company and the Bank since 1984 and 2006, respectively.  She also served as the Corporate Secretary of both the Company and the Bank.  As a result of her retirement, the Board determined to reduce the size of the Board of the Directors of the Company from six to five members.  Similarly, the Board of Directors of the Bank also determined to reduce the size of its Board of Directors from six to five members.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         (a)  On May 15, 2008, the Company's Board of Directors determined to reduce the size of its Board of Directors from six to five members in connection with the retirement of Director Adonis E. Talmage.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: May 16, 2008	By:	/s/ John D. Zettler
John D. Zettler
Chief Financial Officer